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                                                                     EXHIBIT 3.1


            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             HIGH SPEED ACCESS CORP.


         High Speed Access Corp., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         A. The name of the corporation is High Speed Access Corp. The corporation was originally incorporated under the name High Speed Access Corp. and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on April 2, 1998. The Amended and Restated Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on May 21, 1999.

         B. Pursuant to Sections 228, 242 and 245 of the Delaware General Corporation Law and duly adopted in accordance therewith, this Second Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation of this corporation.

         C. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby amended and restated in its entirety to read as follows:


                                    ARTICLE I

             The Corporation's name shall be High Speed Access Corp.


                                   ARTICLE II

         The street address of the registered office of the Corporation is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801, and the name of the registered agent at such office is The Corporation Trust Company.


                                   ARTICLE III

         The Corporation's purpose shall be to transact any and all lawful business for which corporations may be incorporated under the Delaware General Corporation Law ("DGCL").
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                                   ARTICLE IV

         The Corporation is authorized to issue a total of 510,000,000 shares of capital stock, $.01 par value per share, which shall be divided into three classes as follows:

                      400,000,000 shares of Common Stock;
                      100,000,000 shares of Class A Common Stock; and
                       10,000,000 shares of Preferred Stock.

         A. Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock. The holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors ratably in proportion to the number of shares of Common Stock held by each.

         B. Class A Common Stock. The Board of Directors is authorized, subject to any limitation prescribed herein or by the law of the State of Delaware, to provide, by resolution or resolutions of not less than 66 b % of the directors of the Corporation then in office, for the issuance of the shares of Class A Common Stock in one or more series, and, by filing a Certificate of Designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). The number of authorized shares of Class A Common Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, unless a vote of any other holders is required pursuant to a Certificate or Certificates establishing a series of Class A Common Stock, without the necessity for a separate class vote of the holders of the Class A Common Stock.

         Except as otherwise expressly provided herein or in any Certificate of Designation designating any series of Class A Common Stock pursuant to the foregoing provisions of this Article IV, any new series of Class A Common Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock, the holders of Class A Common Stock, or any series thereof, or the holders of Preferred Stock, or any series thereof, and any such new series may have such powers, preferences and rights as the Board of Directors shall determine, including, without limitation, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Class A Common Stock, or any series thereof, or the Preferred Stock, or any series thereof, provided, however, [i] the voting rights, if any, of the Class A Common Stock shall always be junior to, and shall not be equal or senior to, the voting rights of the Common Stock, and [ii] the liquidation rights or preferences, if any, of the Class A Common Stock shall not be senior to the liquidation rights or preferences of the Common Stock.


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         C. Preferred Stock. The Board of Directors is authorized, subject to any limitation prescribed herein or by the law of the State of Delaware, to provide, by resolution or resolutions of not less than 66 b % of the directors of the Corporation then in office, the issuance of the shares of Preferred Stock in one or more series, and, by filing a Certificate of Designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, unless a vote of any other holders is required pursuant to a Certificate or Certificates establishing a series of Preferred Stock, without the necessity for a separate class vote of the holders of the Preferred Stock.

         Except as otherwise expressly provided herein or in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article IV, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock, the holders of Class A Common Stock, or any series thereof, or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights as the Board of Directors shall determine, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Class A Common Stock, the Preferred Stock or any future class or series of Class A Common Stock or Preferred Stock.


                                    ARTICLE V

         The number of directors which constitute the whole board of directors of the Corporation shall be as specified in the Bylaws of the Corporation. The directors, other than those who may be elected by the holders of Preferred Stock under specified circumstances, shall be divided into three classes with the term of office of the first class (Class I) to expire at the annual meeting of stockholders held in 2000; the term of office of the second class (Class II) to expire at the annual meeting of stockholders held in 2001; the term of office of the third class (Class III) to expire at the annual meeting of stockholders held in 2002; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation or removal of any director.


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                                   ARTICLE VI

         Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.


                                   ARTICLE VII

         A. Each person who was or is made a party or is threatened to be made a party to or becomes involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, (hereinafter a proceeding), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgements, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph B hereof of this Article VII, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph A of this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.


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         B. If a claim under paragraph A of this Article VII is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         C. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this
Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

         D. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnity such person against such expense, liability or loss under the DGCL.


                                  ARTICLE VIII

         To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any act or omission constituting a breach of his or her duty as a director. Any repeal or modification of this Article VIII by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such repeal or modification.


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                                   ARTICLE IX

         The Board of Directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal Bylaws of the Corporation, except as such power may be restricted or limited by DGCL.


         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by W. Kent Oyler, III, its Chief Operating Officer, and attested by John
G. Hundley, its Assistant Secretary, this _____ day of _______________, 1999.


                                 HIGH SPEED ACCESS CORP.



                                     /s/ W. KENT OYLER, III
                                 -------------------------------------------
                                 W. Kent Oyler, III, Chief Operating Officer


ATTEST:


        /s/ JOHN G. HUNDLEY
------------------------------------
John G. Hundley, Assistant Secretary


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